EXHIBIT 99

                       Press Release dated January 17, 2002


DOWNEY FINANCIAL CORP.
--------------------------------------------------
 N   E   W   S       R   E   L   E   A   S   E

                                                For further information contact:
                                                Thomas E. Prince
                                                Chief Financial Officer
                                                (949)509-4440


                      DOWNEY ANNOUNCES ANOTHER RECORD YEAR

     Newport Beach, California - January 17, 2002 - Downey Financial Corp. (NYSE: DSL) reported that net income for 2001 totaled a record $120.2 million or $4.25 per share on a diluted basis. This represents the fourth consecutive year of record net income, which increased 28.3% from $93.6 million or $3.31 per share for 2000, excluding the $5.6 million or $0.20 per share after-tax gain from the sale of the indirect automobile finance subsidiary from the year-ago results. Including the gain, net income in 2000 totaled $99.2 million or $3.51 per share.

     Other significant records achieved in 2001 include:

     o    a record level of single family loan originations of $8.0 billion;
     o a record level of single family loan sales into the secondary markets of $4.6 billion;
     o    a record level of year-end deposits totaling $8.6 billion; and
     o a record number of branch openings of 23, bringing the total at year end to 137.

     Daniel D. Rosenthal, President and Chief Executive Officer commented, "We are very pleased with our results this year as we faced a very challenging environment. During the year, the Federal Reserve reduced the federal funds rate from 6.50% to 1.75%, a 40-year low. This, in turn, led to a significant drop in mortgage interest rates that prompted many individuals to refinance their existing home loans into new, low fixed rate mortgages. Our strategy was to take advantage of this borrower preference by originating fixed rate loans for sale in the secondary markets. As a result, we had record loan sales. While we are excited about the volume of loans originated in 2001, we are extremely pleased with the amount of adjustable rate loans originated for portfolio in this fixed rate market. On the funding side of our business, we traditionally use deposits generated by our branches rather than borrowings, and our year-end deposits were also at a record level. Finally, we ended the year with a very strong capital level which positions us for growth when a more dynamic adjustable rate market returns."

     Net income for the fourth quarter of 2001 totaled a record $39.1 million or $1.39 per share on a diluted basis, up 70.0% from the $23.0 million or $0.81 per share in the year-ago quarter. Highlights of the current quarter compared to a year ago include:

     o an increase of $10.8 million in net interest income, that included the recognition of $2.1 million of deferred interest on a commercial real estate loan that was repaid;
     o an improved effective interest rate spread of 2.97% (adjusted to exclude the impact of the deferred interest) compared to 2.71%;

     o an increase of $15.6 million in loan servicing income, as the current quarter included the recapture of $12.0 million of valuation allowances for mortgage servicing rights compared to a valuation allowance addition of $5.0 million a year ago;
     o increases of $5.9 million in net gains on sales of loans and mortgage-backed securities, $2.5 million in loan related fees and $1.0 million in deposit related fees;
     o an efficiency ratio of 39.1%, compared to 47.6% (43.8% versus 44.6%, respectively, if the entries associated with the allowance for mortgage servicing rights are excluded); and
     o    non-performing assets of 0.83% of total assets, compared to 0.50%.

     Net interest income totaled $79.7 million in the fourth quarter of 2001, up $10.8 million or 15.6% between fourth quarters. Of the increase, $2.1 million resulted from the recognition in the current quarter of deferred interest on a commercial real estate loan that was repaid. Also contributing to the increase between quarters was a higher effective interest rate spread. Excluding the favorable impact of the deferred interest (approximately 8 basis points), the effective interest rate spread was 2.97% in the current quarter, up from 2.71% a year ago. Average earning assets increased by $265 million or 2.6% to $10.5 billion. For 2001, net interest income totaled $305.6 million, up $43.1 million or 16.4% from a year ago.

     Provision for loan losses was $1.3 million in the current quarter, up $0.8 million from the year-ago quarter. The allowance for loan losses was $36 million at December 31, 2001, up from $34 million at year-end 2000. Net charge-offs were $0.2 million in the fourth quarter of 2001, up from $0.1 million of a year ago. For 2001, provision for loan losses was $2.6 million and net charge-offs were $0.9 million. That compares to provision for loan losses of $3.3 million and net charge-offs of $1.3 million in the year-ago period.

     Total other income was $33.2 million in the fourth quarter of 2001, up $25.6 million from a year ago. The increase primarily reflected favorable changes in loan servicing income, net gains on sales of loans and mortgage-backed securities, and loan and deposit related fees. Loan servicing income totaled $11.5 million in the current quarter, and included a $12.0 million recapture of valuation allowances for mortgage servicing rights, as a decrease in expected prepayments is anticipated and a higher valuation was ascribed to custodial accounts. This compares to a loss of $4.1 million in the year-ago fourth quarter, when a $5.0 million addition was made to the valuation allowance for mortgage servicing rights, as an increase in expected prepayments was anticipated at that time. Net gains on sales of loans and mortgage-backed securities increased $5.9 million between fourth quarters due primarily to a higher volume of loan sales. Loan and deposit related fees increased $3.5 million due to increases of $2.5 million in loan related fees of which $1.6 million was associated with prepayment fees, and $1.0 million in deposit related fees. For 2001, total other income was $68.5 million, up $17.9 million from a year ago. Included in the year-ago results was $9.8 million attributable to the pre-tax gain from the sale of the indirect automobile finance subsidiary.

     Operating expense totaled $43.9 million in the current quarter, up $7.5 million from the fourth quarter of 2000. The increase was in general and administrative expense caused primarily by higher costs associated with an increased number of branch locations that expanded our market presence and higher loan origination activity. For 2001, operating expense totaled $163.2 million, up $25.7 million from 2000.

     At December 31, 2001, assets totaled $11.1 billion, up $211 million or 1.9% from a year ago. Single family loan originations totaled a record $2.500 billion in the fourth quarter of 2001, more than double the $1.226 billion originated in the fourth quarter of 2000 and 25.7% above the $1.988 billion in the third quarter of 2001. Of the current quarter total, $886 million represented originations of loans for portfolio, of which $83 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.5 billion, with an average loan-to-value ratio at origination of 75% and, of the total, 79% represented "A-" credits, up from 71% at year-end 2000. In addition to single family loans, $51 million of other loans were originated in the quarter.

     At December 31, 2001, deposits totaled $8.6 billion, up $537 million or 6.6% from a year ago, but down $249 million from September 30, 2001. As in the third quarter, deposits declined as not all certificates of deposit that matured were renewed, as certain of those higher cost funds were replaced with lower cost borrowings. During the quarter, two new traditional branches and one new in-store branch were opened, increasing total branches to 137. One of the new traditional branches is located in Arizona, the first in that state. At quarter end, the average deposit size of our traditional branches was $107 million, while the average size of our in-store branches was $18 million ($24 million excluding the 19 new in-store branches opened within the past 12 months).

     Non-performing assets increased $17 million during the quarter to $93 million or 0.83% of total assets. The increase was all in residential, of which only $1 million were subprime.

     At December 31, 2001, Downey Financial Corp.'s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 7.10% and a risk-based capital ratio of 14.53%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

     Certain statements in this release may constitute "forward looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Downey's actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation.

     For further information contact: Thomas E. Prince, Executive Vice President and Chief Financial Officer at (949)509-4440.

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                                                                           December 31,
                                                                                   ---------------------------
(Dollars in Thousands, Except Per Share Data)                                          2001            2000
--------------------------------------------------------------------------------------------------------------
ASSETS
Cash ...........................................................................   $   106,079    $   108,202
Federal funds ..................................................................        37,001         19,601
--------------------------------------------------------------------------------------------------------------
    Cash and cash equivalents ..................................................       143,080        127,803
U.S. Treasury securities, agency obligations and other investment securities
    available for sale, at fair value ..........................................       402,355        305,615
Municipal securities held to maturity, at amortized cost (estimated market value
    of $6,373 at December 31, 2001 and $6,534 at December 31, 2000) ............         6,388          6,550
Loans held for sale, at lower of cost or market ................................       499,024        251,572
Mortgage-backed securities available for sale, at fair value ...................       118,981         10,203
Loans receivable held for investment ...........................................     9,514,408      9,822,578
Investments in real estate and joint ventures ..................................        38,185         17,641
Real estate acquired in settlement of loans ....................................        15,366          9,942
Premises and equipment .........................................................       111,762        104,178
Federal Home Loan Bank stock, at cost ..........................................       113,139        106,356
Mortgage servicing rights, net .................................................        56,895         40,731
Other assets ...................................................................        85,447         90,694
--------------------------------------------------------------------------------------------------------------
                                                                                   $11,105,030    $10,893,863
==============================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits .......................................................................   $ 8,619,566    $ 8,082,689
Federal Home Loan Bank advances ................................................     1,522,705      1,978,348
Other borrowings ...............................................................             7            224
Accounts payable and accrued liabilities .......................................        67,431         54,236
Deferred income taxes ..........................................................        41,425         33,730
--------------------------------------------------------------------------------------------------------------
    Total liabilities ..........................................................    10,251,134     10,149,227
--------------------------------------------------------------------------------------------------------------
Company obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures of the Company
    ("Capital Securities") .....................................................       120,000        120,000
STOCKHOLDERS' EQUITY
Preferred stock, par value of $0.01 per share; authorized 5,000,000 shares;
    outstanding none ...........................................................          --             --
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
    outstanding 28,213,048 shares at December 31, 2001 and 28,205,741
    shares at December 31, 2000 ................................................           282            282
Additional paid-in capital .....................................................        93,400         93,239
Accumulated other comprehensive income (loss) ..................................          (239)           687
Retained earnings ..............................................................       640,453        530,428
--------------------------------------------------------------------------------------------------------------
    Total stockholders' equity .................................................       733,896        624,636
--------------------------------------------------------------------------------------------------------------
                                                                                   $11,105,030    $10,893,863
==============================================================================================================

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

                        Consolidated Statements of Income

                                                                          Three Months Ended      Twelve Months Ended
                                                                              December 31,            December 31,
                                                                        -----------------------------------------------
(Dollars in Thousands, Except Per Share Data)                               2001        2000        2001        2000
-----------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans receivable .......................................................  $178,335    $203,336    $782,784    $760,538
U.S. Treasury securities and agency obligations ........................     3,133       3,956      15,392      13,387
Mortgage-backed securities .............................................       449         184         726       1,060
Other investments ......................................................     1,567       2,299       9,479       9,375
-----------------------------------------------------------------------------------------------------------------------
   Total interest income ...............................................   183,484     209,775     808,381     784,360
-----------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Deposits ...............................................................    88,635     108,894     424,855     379,303
Borrowings .............................................................    12,093      28,903      65,793     130,419
Capital securities .....................................................     3,041       3,041      12,163      12,163
-----------------------------------------------------------------------------------------------------------------------
   Total interest expense ..............................................   103,769     140,838     502,811     521,885
-----------------------------------------------------------------------------------------------------------------------
NET INTEREST INCOME ....................................................    79,715      68,937     305,570     262,475
PROVISION FOR LOAN LOSSES ..............................................     1,290         511       2,564       3,251
-----------------------------------------------------------------------------------------------------------------------
   Net interest income after provision for loan losses .................    78,425      68,426     303,006     259,224
-----------------------------------------------------------------------------------------------------------------------
OTHER INCOME, NET
Loan and deposit related fees ..........................................    12,846       9,300      50,486      30,089
Real estate and joint ventures held for investment, net:
   Operations, net .....................................................     1,321         678       3,449       6,683
   Net gains on sales of wholly owned real estate ......................       127         303         129       2,981
   (Provision for) reduction of losses on real estate and joint ventures        (1)        (36)        307        (866)
Secondary marketing activities:
   Loan servicing income (loss), net ...................................    11,481      (4,113)    (11,373)     (3,628)
   Net gains on sales of loans and mortgage-backed securities ..........     7,049       1,112      22,370       3,297
   Net gains on sales of mortgage servicing rights .....................       176        --           934        --
Net gains (losses) on sales of investment securities ...................        87           2         329        (106)
Gain on sale of subsidiary .............................................      --          --          --         9,762
Other ..................................................................        84         299       1,843       2,342
-----------------------------------------------------------------------------------------------------------------------
   Total other income, net .............................................    33,170       7,545      68,474      50,554
-----------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSE
Salaries and related costs .............................................    27,075      21,743      99,935      82,522
Premises and equipment costs ...........................................     7,303       5,945      26,016      23,220
Advertising expense ....................................................     1,168       1,121       4,410       4,786
Professional fees ......................................................       839       1,274       5,452       3,319
SAIF insurance premiums and regulatory assessments .....................       792         696       3,051       2,626
Other general and administrative expense ...............................     6,339       5,188      23,632      19,716
-----------------------------------------------------------------------------------------------------------------------
   Total general and administrative expense ............................    43,516      35,967     162,496     136,189
-----------------------------------------------------------------------------------------------------------------------
Net operation of real estate acquired in settlement of loans ...........       237         263         239         818
Amortization of excess of cost over fair value of net assets acquired ..       113         114         457         462
-----------------------------------------------------------------------------------------------------------------------
   Total operating expense .............................................    43,866      36,344     163,192     137,469
-----------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES .............................................    67,729      39,627     208,288     172,309
Income taxes ...........................................................    28,633      16,632      88,143      73,058
-----------------------------------------------------------------------------------------------------------------------
Net income before cumulative effect of change in accounting principle ..    39,096      22,995     120,145      99,251
Cumulative effect of change in accounting principle, net of taxes ......      --          --            36        --
-----------------------------------------------------------------------------------------------------------------------
   NET INCOME ..........................................................   $39,096    $ 22,995    $120,181    $ 99,251
=======================================================================================================================
PER SHARE INFORMATION
Basic before cumulative effect of change in accounting principle .......   $  1.39    $   0.81    $   4.26    $   3.52
BASIC AFTER CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE ........      1.39        0.81        4.26        3.52
=======================================================================================================================
Diluted before cumulative effect of change in accounting principle .....   $  1.39    $   0.81    $   4.25    $   3.51
DILUTED AFTER CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE ......      1.39        0.81        4.25        3.51
=======================================================================================================================
CASH DIVIDENDS DECLARED AND PAID .......................................   $  0.09    $   0.09    $   0.36    $   0.36
=======================================================================================================================
Weighted average diluted shares outstanding ............................28,259,728  28,276,052  28,271,103  28,225,551
=======================================================================================================================

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                             Selected Financial Data
                  (Dollars in Thousands, Except Per Share Data)

                                                                Three Months Ended              Twelve Months Ended
                                                                   December 31,                     December 31,
                                                           ---------------------------     ---------------------------
                                                              2001            2000             2001             2000
                                                           -----------     -----------     -----------     -----------
NET INCOME BY BUSINESS SEGMENT
Banking (a) ............................................   $    38,225     $    22,738     $   119,454     $    94,822
Real estate investment .................................           871             257             727           4,429
                                                           -----------     -----------     -----------     -----------
     Total net income ..................................   $    39,096     $    22,995     $   120,181     $    99,251
                                                           ===========     ===========     ===========     ===========

SELECTED FINANCIAL RATIOS
Effective interest rate spread .........................          3.05%           2.71%           2.91%           2.66%
Return on average assets ...............................          1.44            0.87            1.11            0.97
Return on average equity ...............................         21.99           15.00           17.81           17.17

ASSET ACTIVITY
Loans for investment portfolio (b):
     Originations:
       Residential one-to-four units ...................   $   803,328     $   678,656     $ 2,795,981     $ 2,849,941
       Residential one-to-four units-- subprime ........        82,772         211,121         428,485         404,506
       All other .......................................        51,488          57,901         180,498         253,529
     Repayments ........................................      (945,582)       (621,199)     (3,715,163)     (1,981,802)
Loans originated for sale (b) ..........................     1,613,671         335,726       4,823,938       1,729,220

Increase in loans (including mortgage-backed securities)       219,924         437,612          48,060       1,338,290

Increase in assets .....................................       388,736         526,650         211,167       1,486,323

Increase (decrease) in deposits ........................      (249,216)        390,907         536,877       1,519,928

Increase (decrease) in borrowings ......................       595,285         118,069        (455,860)       (144,208)

                                                   December 31,   September 30,   December 31,
                                                       2001           2001            2000
                                                   ------------   -------------   -------------
CAPITAL RATIOS (BANK ONLY)
Tangible ......................................         7.10%          7.04%           6.42%
Core ..........................................         7.10           7.04            6.42
Risk-based ....................................        14.53          14.11           12.94

BOOK VALUE PER SHARE ..........................      $ 26.01        $ 24.76         $ 22.15

NUMBER OF BRANCHES INCLUDING IN-STORE LOCATIONS          137            134             114

(a) In the first quarter of 2000, a $5.6 million after-tax gain was recognized from the sale of Downey Auto Finance Corp.
(b)  Included minor amounts of loans purchased.

Note 1: On January 1, 2001, Downey adopted, as required, Statements of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." The after-tax transition amount associated with implementation was immaterial and is reported in the Consolidated Statements of Income as "Cumulative effect of change in accounting principle."

Note 2: Certain prior period amounts have been reclassified to conform to the current period presentation.

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                       Selected Financial Data - Continued
                             (Dollars in Thousands)

                                                                  Three Months Ended December 31,
                                             -------------------------------------------------------------------
                                                             2001                               2000
                                             -------------------------------------------------------------------
                                                                      Average                            Average
                                               Average                 Yield/     Average                 Yield/
Average balance sheet data                     Balance     Interest     Rate      Balance     Interest     Rate
----------------------------------------------------------------------------------------------------------------
Interest-earning assets:
    Loans ................................   $10,000,631   $178,335     7.13%   $ 9,803,336   $203,336     8.30%
    Mortgage-backed securities ...........        36,623        449     4.90         11,282        184     6.52
    Investment securities ................       420,718      4,700     4.43        378,359      6,255     6.58
----------------------------------------------------------------------------------------------------------------
      Total interest-earning assets ......    10,457,972    183,484     7.02     10,192,977    209,775     8.23
Non-interest-earning assets ..............       370,537                            341,736
----------------------------------------------------------------------------------------------------------------
    Total assets .........................   $10,828,509                        $10,534,713
================================================================================================================
Transaction accounts:
    Non-interest-bearing checking ........   $   354,231   $   --       --  %   $   228,353   $   --       --  %
    Interest-bearing checking (a) ........       414,470        424     0.41        386,301        778     0.80
    Money market .........................       103,247        533     2.05         88,956        636     2.84
    Regular passbook .....................     1,646,412     11,184     2.70        764,511      6,570     3.42
----------------------------------------------------------------------------------------------------------------
      Total transaction accounts .........     2,518,360     12,141     1.91      1,468,121      7,984     2.16
Certificates of deposit ..................     6,214,429     76,494     4.88      6,394,378    100,910     6.28
----------------------------------------------------------------------------------------------------------------
    Total deposits .......................     8,732,789     88,635     4.03      7,862,499    108,894     5.51
Borrowings ...............................     1,114,446     12,093     4.31      1,814,189     28,903     6.34
Capital securities .......................       120,000      3,041    10.14        120,000      3,041    10.14
----------------------------------------------------------------------------------------------------------------
    Total deposits, borrowings and capital
      securities .........................     9,967,235    103,769     4.13      9,796,688    140,838     5.72
Other liabilities ........................       150,070                            124,765
Stockholders' equity .....................       711,204                            613,260
----------------------------------------------------------------------------------------------------------------
    Total liabilities and stockholders'
      equity ..............................  $10,828,509                        $10,534,713
================================================================================================================
Net interest income/interest rate spread ..                $ 79,715     2.89%                 $ 68,937     2.51%
Excess of interest-earning assets over
    deposits, borrowings and capital
    securities ............................  $  490,737                         $   396,289
Effective interest rate spread ............                             3.05                               2.71
================================================================================================================


                                                                  Twelve Months Ended December 31,
                                             -------------------------------------------------------------------
                                                             2001                               2000
                                             -------------------------------------------------------------------
                                                                      Average                            Average
                                               Average                 Yield/     Average                 Yield/
Average balance sheet data                     Balance     Interest     Rate      Balance     Interest     Rate
----------------------------------------------------------------------------------------------------------------
Interest-earning assets:
    Loans ................................   $10,033,155   $782,784     7.80%   $ 9,514,978   $760,538     7.99%
    Mortgage-backed securities ...........        13,747        726     5.28         15,959      1,060     6.64
    Investment securities ................       443,386     24,871     5.61        346,192     22,762     6.57
----------------------------------------------------------------------------------------------------------------
      Total interest-earning assets ......    10,490,288    808,381     7.71      9,877,129    784,360     7.94
Non-interest-earning assets ..............       360,395                            340,242
----------------------------------------------------------------------------------------------------------------
    Total assets .........................   $10,850,683                        $10,217,371
================================================================================================================
Transaction accounts:
    Non-interest-bearing checking ........       302,628    $     -        -%   $   209,221   $      -        -%
    Interest-bearing checking (a) ........       406,666      2,057     0.51        381,269      3,520     0.92
    Money market .........................        93,964      2,436     2.59         89,495      2,544     2.84
    Regular passbook .....................     1,118,287     34,553     3.09        796,212     27,841     3.50
----------------------------------------------------------------------------------------------------------------
      Total transaction accounts .........     1,921,545     39,046     2.03      1,476,197     33,905     2.30
Certificates of deposit ..................     6,779,879    385,809     5.69      5,814,653    345,398     5.94
----------------------------------------------------------------------------------------------------------------
    Total deposits .......................     8,701,424    424,855     4.88      7,290,850    379,303     5.20
Borrowings ...............................     1,219,484     65,793     5.40      2,118,497    130,419     6.16
Capital securities .......................       120,000     12,163    10.14        120,000     12,163    10.14
----------------------------------------------------------------------------------------------------------------
    Total deposits, borrowings and capital
      securities .........................    10,040,908    502,811     5.01      9,529,347    521,885     5.48
Other liabilities ........................       134,803                            110,045
Stockholders' equity .....................       674,972                            577,979
----------------------------------------------------------------------------------------------------------------
    Total liabilities and stockholders'
      equity ..............................  $10,850,683                        $10,217,371
================================================================================================================
Net interest income/interest rate spread ..                $305,570     2.70%                 $262,475     2.46%
Excess of interest-earning assets over
    deposits, borrowings and capital
    securities ............................  $   449,380                        $   347,782
Effective interest rate spread ............                             2.91                               2.66
================================================================================================================

(a)  Included amounts swept into money market deposit accounts.

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                       Selected Financial Data - Continued
                             (Dollars in Thousands)

                                                    Three Months Ended     Twelve Months Ended
                                                       December 31,            December 31,
                                                   --------------------    --------------------
                                                     2001        2000        2001        2000
                                                   --------    --------    --------    --------
LOAN AND DEPOSIT RELATED FEES LOAN RELATED FEES:
     Prepayment fees ...........................   $  5,475    $  3,899    $ 23,839    $ 11,195
     Other fees ................................      2,477       1,513       8,764       5,527
Deposit related fees:
     Automated teller machine fees .............      1,670       1,618       6,524       5,792
     Other fees ................................      3,224       2,270      11,359       7,575
                                                   --------    --------    --------    --------
       Total loan and deposit related fees .....   $ 12,846    $  9,300    $ 50,486    $ 30,089
                                                   ========    ========    ========    ========

LOAN SERVICING INCOME (LOSS), NET
Income from servicing operations ...............   $  2,477    $  2,718    $  9,028    $  8,414
Amortization of MSRs ...........................     (2,956)     (1,803)     (9,813)     (5,968)
(Provision for) reduction of impairment ........     11,960      (5,028)    (10,588)     (6,074)
                                                   --------    --------    --------    --------
     Total loan servicing income (loss), net ...   $ 11,481    $ (4,113)   $(11,373)   $ (3,628)
                                                   ========    ========    ========    ========

MORTGAGE SERVICING RIGHTS ACTIVITY
Gross balance at beginning of period ...........   $ 61,651    $ 45,834    $ 46,214    $ 34,266
Additions ......................................     15,300       2,548      44,391      18,510
Amortization ...................................     (2,956)     (1,803)     (9,813)     (5,968)
Sale of servicing ..............................     (4,916)       --        (7,826)       --
Impairment write-down ..........................     (3,449)       (365)     (7,336)       (594)
                                                   --------    --------    --------    --------
Gross balance at end of period .................     65,630      46,214      65,630      46,214
                                                   --------    --------    --------    --------

Allowance balance at beginning of period .......     24,144         820       5,483           3
Provision for (reduction of) impairment ........    (11,960)      5,028      10,588       6,074
Impairment write-down ..........................     (3,449)       (365)     (7,336)       (594)
                                                   --------    --------    --------    --------
Allowance balance at end of period .............      8,735       5,483       8,735       5,483
                                                   --------    --------    --------    --------

     Total mortgage servicing rights, net ......   $ 56,895    $ 40,731    $ 56,895    $ 40,731
                                                   ========    ========    ========    ========

Estimated fair value (a) .......................   $ 58,047    $ 41,826    $ 58,047    $ 41,826

                                                  December 31,  September 30,  December 31,
                                                      2001           2001          2000
                                                  -----------   -------------  ------------
MORTGAGE LOANS SERVICED FOR OTHERS
Total .........................................   $5,805,811     $5,458,970     $3,964,462
With capitalized mortgage servicing rights (b):
     Amount ...................................    5,379,513      5,078,088      3,779,562
     Weighted average interest rate ...........         6.97%          7.19%          7.56%

(a)  The estimated fair value exceeded book value for certain asset stratum.
(b) Excluded loans sold or securitized prior to 1996 without capitalized mortgage servicing rights.

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                       Selected Financial Data - Continued
                             (Dollars in Thousands)

                                                          December 31,    September 30,   December 31,
                                                              2001            2001            2000
                                                          ------------    ------------    ------------
LOANS HELD FOR INVESTMENT
 Loans secured by real estate:
  Residential one-to-four units .......................   $ 7,699,061     $ 7,567,462     $ 7,655,238
  Residential one-to-four units-- subprime ............     1,506,719       1,605,994       1,743,914
                                                          -----------     -----------     -----------
    Total residential one-to-four units ...............     9,205,780       9,173,456       9,399,152
  Residential five or more units ......................        11,179          11,489          19,460
  Commercial real estate ..............................       112,509         142,480         164,604
  Construction ........................................        84,942          99,161         118,165
  Land ................................................        22,028          21,121          26,880
Non-mortgage:
  Commercial ..........................................        22,017          22,762          21,721
  Automobile ..........................................        24,529          29,109          39,614
  Other consumer ......................................        50,908          53,243          60,653
                                                          -----------     -----------     -----------
    Total loans held for investment ...................     9,533,892       9,552,821       9,850,249
Increase (decrease) for:
  Undisbursed loan funds and net deferred costs
    and premiums ......................................        16,636          16,660           6,781
  Allowance for losses ................................       (36,120)        (35,043)        (34,452)
                                                          -----------     -----------     -----------
    Total loans held for investment, net ..............   $ 9,514,408     $ 9,534,438     $ 9,822,578
                                                          ===========     ===========     ===========

LOANS HELD FOR SALE, NET
Residential one-to-four units .........................   $   509,317     $   371,237     $   251,014
Residential one-to-four units-- subprime ..............            33            --               558
SFAS 133 capitalized basis adjustment (a) .............       (10,326)          2,252            --
                                                          -----------     -----------     -----------
  Total loans held for sale ...........................   $   499,024     $   373,489     $   251,572
                                                          ===========     ===========     ===========

DELINQUENT LOANS
30-59 days ............................................   $    32,859     $    30,249     $    20,191
60-89 days ............................................        22,048          16,826          16,324
90+ days (b) ..........................................        55,789          48,414          30,070
                                                          -----------     -----------     -----------
  Total delinquent loans ..............................   $   110,696     $    95,489     $    66,585
                                                          ===========     ===========     ===========

Delinquencies as a percentage of total loans ..........          1.10%           0.96%           0.66%
                                                          -----------     -----------     -----------

NON-PERFORMING ASSETS
Non-accrual loans:
  Residential one-to-four units .......................   $    43,210     $    29,266     $    20,746
  Residential one-to-four units-- subprime ............        31,166          31,076          22,296
  Other ...............................................         2,668           2,927           1,708
                                                          -----------     -----------     -----------
    Total non-accrual loans ...........................        77,044          63,269          44,750
Troubled debt restructure-- below market rate (c) .....           203             204             206
Real estate acquired in settlement of loans ...........        15,366          11,870           9,942
Repossessed automobiles ...............................            19              28              76
                                                          -----------     -----------     -----------
  Total non-performing assets .........................   $    92,632     $    75,371     $    54,974
                                                          ===========     ===========     ===========

Non-performing assets as a percentage of total assets .          0.83%           0.70%           0.50%


(a) Reflected the change in value from date of interest rate lock commitment to date of origination.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.
(c)  Represented a single residential one-to-four unit loan.